Exhibit 23.2

                         Consent of Independent Auditors

      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Option and Long-Term Incentive Compensation Plan, as amended, of Robocom Systems International Inc. of our report dated July 14, 1999, with respect to the financial statements of Robocom Systems International Inc. included in the Annual Report (Form 10-KSB) for the year ended May 31, 1999.

                                               Ernst & Young LLP

Melville, New York
March 30, 2000